Exhibit 5.1

[Jones Day Letterhead]

December 13, 2017

Meritor, Inc.
2135 West Maple Road
Troy, Michigan 48084

Re:      Registration Statement on Form S-3 Filed by Meritor, Inc. and the Guarantors

Ladies and Gentlemen:

We have acted as counsel for Meritor, Inc., an Indiana corporation (the “Company”), the guarantors listed on Annex A hereto (each, a “Covered Guarantor” and collectively, the “Covered Guarantors”) and the guarantors listed on Annex B hereto (each, a “Non-Covered Guarantor” and collectively, the “Non-Covered Guarantors” and, collectively with the Covered Guarantors, the “Guarantors”) in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company and the Guarantors, as applicable, of an indeterminate amount of: (i) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, no par value, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for other securities of the Company; (iii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for other securities of the Company; (iv) guarantees of the Company’s obligations under the Debt Securities by the Guarantors (the “Guarantees”) and (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion is filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities, the Guarantees and the Warrants are collectively referred to herein as the “Securities” and each, a “Security.” The Common Stock, the Preferred Stock and the Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

Meritor, Inc.
December 13, 2017

2.	Upon the execution, authentication, issuance, sale and delivery of the Debt Securities against payment of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, the Guarantees of such Debt Securities will constitute valid and binding obligations of the Guarantors.

3.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and the Boards of Directors, Boards of Managers or other governing bodies of the Guarantors (or authorized committees thereof), as applicable, the organizational documents of the Company and the Guarantors, as applicable, and applicable law; (iv) the Company and the Guarantors, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company and the Guarantors, as applicable, to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and the Boards of Directors, Boards of Managers or other governing bodies of the Guarantors (or authorized committees thereof), as applicable, and will be in full force and effect at all times at which the Securities are offered or sold by the Company and the Guarantors, as applicable; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Subsidiary Guaranty and Warrant Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company and the Guarantors.

With respect to any Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to an indenture (the “Indenture”), in a form approved by us, that has been authorized, executed and delivered by the Company and one or more entities selected by the Company to act as trustee (the “Trustee”), and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of such Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; and (iii) the Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Guarantees, we have further assumed that such Guarantees will have been issued pursuant to a subsidiary guaranty agreement (the “Subsidiary Guaranty”), in a form approved by us, that has been authorized, executed and delivered by each of the Guarantors providing a Guarantee with respect to such Debt Securities.

Meritor, Inc.
December 13, 2017

With respect to any Warrants, we have further assumed that (i) the warrant agreement, in a form approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

For purposes of our opinions expressed herein, we have further assumed that (i) each of the Company and the Non-Covered Guarantors is, and will be at the time of issuance of any Securities, a corporation, limited liability company or other entity, as applicable, existing and in good standing under the laws of its jurisdiction of organization (each, a “Jurisdiction”), (ii) the Securities, as applicable, (A) will have been authorized by all necessary corporate, limited liability company or other action of the Company and the Non-Covered Guarantors, (B) will have been executed and delivered by the Company and the Non-Covered Guarantors under the laws of the applicable Jurisdictions and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Securities by the Company and the Non-Covered Guarantors will not violate or conflict with the laws of the applicable Jurisdictions, the terms and provisions of the organizational documents of each of the Company and the Non-Covered Guarantors, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Company or a Non-Covered Guarantor under the applicable Jurisdictions.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or equity.

For purposes of our opinions insofar as they relate to the Guarantors, we have assumed that the obligations of each Guarantor under the Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate or other entity purposes, or necessary or convenient to the conduct, promotion or attainment of the business of the respective Guarantor and will benefit the respective Guarantor, directly or indirectly.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

Meritor, Inc.
December 13, 2017

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the laws of the State of Michigan and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

Annex A

State of Incorporation or
Name of Guarantor	Organization
Arvin Technologies, Inc.	Michigan
ArvinMeritor Filters Operating Co., LLC	Delaware
ArvinMeritor OE, LLC	Delaware
ArvinMeritor Technology, LLC	Delaware
Meritor Aftermarket USA, LLC	Delaware
Meritor Electric Vehicles, LLC	Delaware
Meritor Heavy Vehicle Braking Systems (USA), LLC	Delaware
Meritor Heavy Vehicle Systems, LLC	Delaware
Meritor Heavy Vehicle Systems (Singapore) Pte., Ltd.	Delaware
Meritor Heavy Vehicle Systems (Venezuela), Inc.	Delaware
Meritor Holdings, LLC	Delaware
Meritor International Holdings, LLC	Delaware
Meritor Management Corp.	Delaware
Meritor Specialty Products, LLC	Delaware
Meritor Technology, LLC	Delaware

Annex B

State of Incorporation or
Name of Guarantor	Organization
Arvin Holdings Netherlands B.V.	Netherlands
ArvinMeritor Limited	England & Wales
Arvinmeritor Sweden AB	Sweden
Meritor Cayman Islands, Ltd.	Cayman Islands
Meritor, Inc.	Nevada
Meritor Luxembourg S.A.R.L	Luxembourg
Meritor Netherlands B.V.	Netherlands